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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 10, 2003
                             --------------------


                     INDUSTRIES INTERNATIONAL, INCORPORATED
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             NEVADA                  000-32053               87-0522115
 (STATE OR OTHER JURISDICTION OF (COMMISSION FILE NO.)     (IRS EMPLOYEE
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                    4/F., WONDIAL BUILDING, 6 SOUTH KEJI ROAD
                SHENZHEN HIGH-TECH INDUSTRIAL PARK, SHENNAN ROAD
                                 SHENZHEN, CHINA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               011-86-755-26983856
                            (ISSUER TELEPHONE NUMBER)



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FORWARD LOOKING STATEMENTS

      This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

      The information below is a summary of the Agreement (as defined herein), and is qualified in its entirety by reference to the Agreement, including all annexes, exhibits and schedules attached thereto, and any related documents that Registrant has filed as exhibits to this Report.

      On March 10, 2003, Industries International, Incorporated ("INDI" or "Registrant") entered into an Agreement ("Agreement") for the Sale and Purchase of Shares in Li Sun Power International Limited ("Li Sun"), by and among INDI, Dr. Kit Tsui ("Dr. Tsui"), who is the sole shareholder of Li Sun, Li Sun, Wuhan Hanhai High Technology Limited ("Hanhai"), Wuhan City Puhong Trading Limited ("Puhong Trading"), Shenzhen City Xing Zhicheng Industrial Limited ("Xing Zhicheng"), and Shenzhen Kexuntong Industrial Co. Ltd. ("Kexuntong"). Pursuant to the Agreement, INDI has agreed to acquire all issued and outstanding shares of Li Sun from Dr. Tsui, who is the majority shareholder of INDI as well as the Chief Executive Officer and a director of INDI, in exchange for an amount of cash and restricted INDI common stock to be determined based on the audited net income after tax of Li Sun. Hanhai, Puhong Trading, Xing Zhicheng, and Kexuntong (which is a subsidiary of INDI, which indirectly owns 95% of Kexuntong's capital stock), together, own approximately 72.83% of the capital stock of Wuhan Lixing Power Sources Co., Ltd. ("Lixing Power Sources") as trustees for the benefit of Li Sun. By acquiring the capital stock of Li Sun, INDI will become the beneficial owner of this approximately 72.83% of Lixing Power Sources. Of the remaining approximately 27.17% of Lixing Power Sources' equity, approximately 16.89% is owned by Chinese state-owned entities, and employees and former employees of Lixing Power Sources own the approximately 10.28% of Lixing Power Sources' remaining equity.

      Dr. Tsui disclosed his interest in Li Sun to the Board of Directors of INDI. After review and consideration of the terms of the transaction, the Board of Directors of INDI unanimously approved the transaction. Dr. Tsui abstained from the Board approval of the transaction.

      Lixing Power Sources is a leading lithium and lithium-ion battery manufacturer in China. Established in 1993, Lixing Power Sources markets its OEM products to companies including ASUS, Legend, and MITAC, and also markets its products under the brand names "Lixing (TM)" and "Lisun (TM)". Its products are widely used in various types of electronic products including calculators, PDAs, laptop computers, cell phones and hybrid electric vehicles.

      The Agreement provides for a closing date on or before May 10, 2003, and it cannot close before April 7, 2003, when INDI will hold a shareholder meeting to approve the amendment and restatement of its Articles of Incorporation to, among other things, increase its authorized capital. At closing, INDI will pay Dr. Tsui six times Li Sun's audited net profit after tax for the year ended December 31, 2002 (the "Price"). The Price is expected to be approximately
US$ 15-20 million, subject to final audit of the financial statements of Lixing Power Sources. INDI will pay 50% of the Price in cash or, if enough cash is not available, in restricted INDI common stock, and will pay the remaining 50% of the Price in restricted common stock of INDI. The value of each share of stock will be the average closing bid price of INDI common stock between February 12th, 2003 and March 10, 2003, the date of the Agreement.




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ITEM 7.    FINANCIAL STATEMENT AND EXHIBITS.

EXHIBIT     DESCRIPTION
 NUMBER
--------   -------------

  10.1 Agreement by and among Industries International, Incorporated, Dr. Kit Tsui and the other parties thereto.

  99.1 Press release--Industries International, Incorporated Acquires Li Sun Power International Limited



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            INDUSTRIES INTERNATIONAL, INCORPORATED

                            By:   /s/  Weijiang Yu
                               -----------------------------
                                   MR. WEIJIANG YU
                                     PRESIDENT

Dated: March 25, 2003


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